U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 3, 2014

BLINK TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53564	26-1395403
(Commission File Number)	(I.R.S. Employer Identification No.)

5536 S. Ft. Apache #1032, Las Vegas, NV 89148
(Address of principal executive offices)

(949) 903-9144
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2014, Thomas Hanna was appointed as a member of the Board of Directors of Blink Technologies, Inc. to serve until the next annual meeting, his earlier resignation or death. His biography is below. In addition, Dean Miller, Blink Technologies,  Inc.’s Chief Executive Officer, was appointed as Chairman of the Board of Directors.

Thomas Hanna: Mr. Hanna has served as District Manager/Hydrogeologist for Johnson Screens, a Durango, Colorado corporation. Mr. Hanna has over 30 years of expertise in science and engineering. Mr. Hanna holds a Bachelor of Science Degree in Geology from Michigan State University. He also holds a Master of Science Degree from Western Michigan University. Mr. Hanna has authored numerous technical papers and has been an instructor and invited lecturer for many engineering organizations and universities.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blink Technologies, Inc.

Date: June 6, 2014	By	/s/ Dean Miller
Dean Miller Chief Executive Officer